UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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The following press release was issued by Triangle Capital Corporation on July 20, 2018.

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION ANNOUNCES
PRELIMINARY RECORD DATE AND PRELIMINARY PAYMENT DATE FOR $1.78 PER SHARE STOCKHOLDER PAYMENT FROM BARINGS LLC

PRELIMINARY RECORD DATE AND PRELIMINARY PAYMENT DATE ARE SUBJECT TO CHANGE BASED ON THE CLOSING DATES OF PREVIOUSLY ANNOUNCED STRATEGIC TRANSACTIONS
RALEIGH, NC - July 20, 2018, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”) announced today that the preliminary record date and the preliminary payment date for the $85 million, or approximately $1.78 per share, subject to adjustment, stockholder cash payment (the “Stockholder Payment”) from Barings LLC (“Barings”) to the Company’s stockholders are August 2, 2018 (the “Preliminary Record Date”) and August 3, 2018 (the “Preliminary Payment Date”), respectively. The Preliminary Record Date and the Preliminary Payment Date are contingent on the closing of the transactions described in the Company’s definitive proxy statement on Schedule 14A that was filed with the SEC on June 1, 2018 (the “Proxy Statement”), including receipt of the necessary Company stockholder approvals and the satisfaction of other closing conditions, and are subject to change. As noted in the Proxy Statement, Barings will make the Stockholder Payment to the holders of record of the Company’s common stock (not including Barings) as of the date of the closing of the externalization transaction with Barings.
The Stockholder Payment represents a portion of the consideration to be received from Barings in connection with the dual transaction through which, subject to stockholder approval and other closing conditions, the Company will sell substantially all of its portfolio investments to an affiliate of Benefit Street Partners L.L.C. (“BSP”) and Barings will become the external investment adviser to the Company (collectively, the “Dual Transaction”), as described in more detail in the Proxy Statement. The Company is seeking stockholder approval of the Dual Transaction at a special meeting of its stockholders to be held on July 24, 2018 (the “Special Meeting”). Triangle’s board of directors unanimously recommends that the Company’s stockholders vote “FOR” each of the proposals set forth in the Proxy Statement.
If the Dual Transaction is not approved by the Company’s stockholders at the Special Meeting, or if the externalization transaction with Barings does not close for any reason, the Stockholder Payment will not occur. Because the Stockholder Payment is subject to closing conditions, as required by New York Stock Exchange (“NYSE”) rules, the Company’s common stock will trade with “due bills” representing an assignment of the right to receive the Stockholder Payment beginning on August 1, 2018 (one business day prior to the Preliminary Record Date) through the day after the closing of the externalization transaction with Barings (the “Final Payment Date”) and will not trade ex-payment until the first business day after the Final Payment Date. Stockholders who sell their shares of the Company’s common stock on or before the Final Payment Date will not be entitled to receive the Stockholder Payment. Thus, it is important to remember that the day on which stockholders can sell their shares without being obligated to deliver the Stockholder Payment to the buyer of such shares is the first business day after the Final Payment Date (the “Ex-Dividend Date”).

Due bills obligate a seller of shares of stock to deliver the payment payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the stock. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s common stock should consult their broker before trading in the Company’s common stock to be sure they understand the effect of the NYSE’s due-bill procedures.
Triangle stockholders who have questions about the Proxy Statement or voting their shares should contact Alliance Advisors LLC, which is assisting Triangle with the solicitation of proxies, toll-free at 888-991-1291.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) has primarily invested capital in established companies in the lower middle market to fund growth, changes of control and other corporate events, and has offered a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle has typically invested $5.0 million to $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million. As discussed in greater detail in the Proxy Statement, if the Dual Transaction is completed, Triangle will sell substantially all of its investment portfolio to the BSP affiliate and thereafter will commence operations as an externally managed business development company managed by Barings. In view of the foregoing, Triangle’s focus has shifted primarily to managing its existing portfolio in contemplation of the sale transaction and externalization rather than actively originating portfolio investments.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
About Barings LLC
Barings is a $305+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 professionals and offices in 16 countries. Learn more at www.barings.com.
*As of March 31, 2018
Media Contact:
Kelly Smith, Media Relations, Barings, 980-417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

About Benefit Street Partners L.L.C.
Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with over $24 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies including private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with more than $50 billion in capital under management. The BSP platform was established in 2008 and is based in New York. For further information, please visit www.benefitstreetpartners.com.
BSP Contacts: Andrew Cole / David Millar
Prov-SVC@SARDVERB.com
Sard Verbinnen & Co.
212.687.8080
Additional Information and Where to Find It
In connection with the Dual Transaction, Triangle has filed the Proxy Statement, which was first mailed or otherwise delivered to stockholders on or about June 1, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT TRIANGLE, BARINGS, BSP, THE DUAL TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain the Proxy Statement and other documents filed with the SEC by Triangle, free of charge, from the SEC’s website at www.sec.gov and from Triangle’s website at www.TCAP.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from Triangle by contacting its Investor Relations Department at 919-747-8615.
Participants in the Solicitation
Triangle, Barings and BSP and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the Dual Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Triangle stockholders in connection with the Dual Transaction is set forth in the Proxy Statement filed with the SEC, which can be obtained free of charge from the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements, including statements regarding the Dual Transaction. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the Dual Transaction; the ability of the parties to complete the Dual Transaction considering the various closing conditions; the expected benefits of the Dual Transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the Dual Transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to Dual Transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Dual Transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the stockholders of Triangle may not be obtained; (2) the risk that the Dual Transaction may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the Dual Transaction; (4) uncertainty of the expected financial performance of Triangle following completion of the Dual Transaction; (5) failure to realize the anticipated benefits of the Dual Transaction, including as a result of delay in completing the Dual Transaction; (6) the ability of Triangle and/or Barings to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreements governing the Dual Transaction; (8) the risk that stockholder litigation in connection with the Dual Transaction may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry-specific conditions; and (11) other risk factors as detailed in the Proxy Statement and from time to time in Triangle’s reports filed with the SEC, including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.
Any forward-looking statements speak only as of the date of this communication. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Contacts
E. Ashton Poole
Chairman & Chief Executive Officer
919-747-8618
apoole@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

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